Exhibit 10.1

THIRD AMENDMENT

TO THE MEN’S WEARHOUSE, INC.

2004 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT by The Men’s Wearhouse, Inc. (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor maintains the plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” (the “Plan”); and

WHEREAS, the Sponsor retained the right in Section 13.1 of the Plan to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 2nd day of April, 2013, to amend the Plan;

NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the shareholders of the Sponsor represented in person or by proxy at the next Annual Meeting of Shareholders, Section 1.3 of the Plan is hereby amended in its entirety to read as follows:

1.3. Duration of Authority to Make Grants Under the Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 13.1.  No Awards may be granted under the Plan on or after March 29, 2024.  The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

Approved by the Board of Directors

On April 2, 2013